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Exhibit 10.1

                         AMENDMENT DATED APRIL 7, 2006
                    TO COMMERCIAL LOAN AND SECURITY AGREEMENT

THIS AMENDMENT DATED APRIL 7, 2006 TO COMMERCIAL LOAN AND SECURITY AGREEMENT ("Amendment") is effective as of April 7, 2006, and is by and between STANFORD FINANCIAL GROUP COMPANY, a Florida corporation (the "Lender") and SUPERIOR GALLERIES, INC., a Delaware corporation ("Borrower"), with reference to the following facts:

                                 R E C I T A L S

         A. Pursuant to a Commercial Loan and Security Agreement originally dated October 1, 2003, as amended as of March 29, 2005, Lender has provided certain credit facilities to Borrower. Such Commercial Loan and Security Agreement as amended to date, is referred to herein as the "Loan Agreement."
         B. The maximum amount that can currently be borrowed under the Loan Agreement is $10,000,000. The parties desire to increase the maximum amount that may be borrowed under the Loan Agreement to $10,850,000.

                                A G R E E M E N T

         NOW THEREFORE, in consideration of the foregoing recitals and the agreements of the parties contained herein, the parties do hereby agree as follows:

         1. The parties agree that the maximum amount that may be borrowed under the Loan Agreement is Ten Million Eight Hundred Fifty Thousand Dollars ($10,850,000). Accordingly, the first sentence of Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

         "Subject to all the terms and conditions of this Agreement, including the preconditions to loan advances as herein provided and so long as there exists no Event of Default nor any event which with the passage of time, the giving of notice or both would constitute an Event of Default, Lender will make available to the Borrower a revolving Commercial Loan in the principal amount of Ten Million Eight Hundred Fifty Thousand Dollars ($10,850,000) (referred to herein as the "Loan") which Borrower shall use for borrowing against its inventory and providing loans to Borrower's customers secured by collateral property consigned to Borrower for auction or otherwise in Borrower's possession, custody and control."

         2. Consistent with Section 1 above, the Commercial Note originally dated March 29, 2005 delivered by the Borrower to Lender under the Loan Agreement as amended March 29, 2005 (the "Commercial Note") is hereby amended so that the maximum amount thereof is Ten Million Eight Hundred Fifty Thousand Dollars ($10,850.000). Accordingly, the first sentence of the first paragraph of the Commercial Note is hereby amended to read in full as follows:



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                  "FOR VALUE RECEIVED, ON DEMAND, the undersigned (hereinafter referred to as "Maker"), promises to pay to the order of Stanford Financial Group Company (hereinafter referred to as "Lender"), at its office at 5050 Westheimer, Houston, TX 77056 or at such other place as the Lender shall from time to time designate in writing, ON DEMAND the principal sum of TEN MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS AND NO CENTS ($10,850,000.00) or such principal portion thereof as shall be outstanding under the Commercial Loan Agreement dated October 1, 2003, as amended to date, between Maker and Lender (the "Loan Agreement"), with interest from the date hereof, computed on a 360-day year, on so much of said principal sum as shall from time to time be outstanding, at the daily average of the Prime Rate as reported in the Wall Street Journal, together with all its reasonable costs, expenses and attorney's fees incurred or charged in any action or proceeding for collection of said debt or in any litigation arising from or concerning said debt or in foreclosing or otherwise recovering on any mortgage or security interest securing said debt or in protecting or sustaining the lien and/or priority of any such mortgage or security interest."

         3. Except as modified by Sections 1 and 2 above, all terms and conditions of the Loan Agreement and the Commercial Note shall continue in full force and effect.

         4. This Amendment may be executed in two counterparts, which taken together shall be deemed a single instrument. Executed copies of this Amendment may be delivered by facsimile transmission.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the dates indicated opposite their names below.

                                     BORROWER:

Dated:  May 2, 2006                  SUPERIOR GALLERIES, INC.,
                                     a Delaware corporation


                                     By: /s/ Silvano DiGenova
                                         ---------------------------------------
                                         Silvano DiGenova, Chairman



                                     LENDER:

Dated:  May 2, 2006                  STANFORD FINANCIAL GROUP COMPANY,
                                     a Florida corporation


                                     By: /s/ James M. Davis
                                         ---------------------------------------
                                         James M. Davis, Chief Financial Officer